Exhibit 10.35
U.S. Small Business Administration

NOTE

SBA Loan #	44830370-05
SBA Loan Name
Date	April 9, 2020
Loan Amount	$667,400.00
Interest Rate	Fixed rate of 1%
Borrower	Sphere 3D Corp.
Operating Company	HVE, Inc.
Lender	Citizens National Bank Of Texas

1.    PROMISE TO PAY
In return for the Loan, Borrower promises to pay to the order of Lender the amount of     $667,000 Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.
2.    DEFINITIONS:
“Guarantor” means each person or entity that signs a guarantee of payment of this Note. “Loan” means the loan evidenced by this Note.
“Loan Documents” means the PPP application related to this loan signed by Borrower, any Guarantor, or listed as owner.
“SBA” means the Small Business Administration, an Agency of the United States of America.
PPP “Paycheck Protection Program,” to the U.S. Small Business Administration’s (SBA’s) 7(a) Loan Program. Section 1106
3.    PAYMENT TERMS:
Borrower must make all payments at the place Lender designates. The payment terms for this Note are:
Maturity: This Note will mature in 2 years from date of Note. Interest Rate: Fixed at 1%

Repayment Terms:
Borrower will have no monthly payments for six months following the date of disbursement of the loan with the remaining 18 monthly payments being amortized over remaining balance. Interest will continue to accrue on PPP loan during this six-month deferment and life of loan.
Scheduled Payments will begin after The Act authorizes the Administrator to defer loan payments for up to one year. The Administrator determined, in consultation with the Secretary, that a six-month deferment period is appropriate in light of the modest interest rate (one percent) on PPP loans and the loan forgiveness provisions contained in the Act.
PPP Loan forgiveness:
The amount of loan forgiveness can be up to the full principal amount of the loan and any accrued interest. That is, the borrower will not be responsible for any loan payment if the borrower uses all of the loan proceeds for forgivable purposes described below and employee and compensation levels are maintained. The actual amount of loan forgiveness will depend, in part, on the total amount of payroll costs, payments of interest on mortgage obligations incurred before February 15, 2020, rent payments on leases dated before February 15, 2020, and utility payments under service agreements dated before February 15, 2020, over the eight-week period following the date of the loan. However, not more than 25 percent of the loan forgiveness amount may be attributable to non-payroll costs.
While the Act provides that borrowers are eligible for forgiveness in an amount equal to the sum of payroll costs and any payments of mortgage interest, rent, and utilities, the Administrator has determined that the non-payroll portion of the forgivable loan amount should be limited to effectuate the core purpose of the statute and ensure finite program resources are devoted primarily to payroll. The Administrator has determined in consultation with the Secretary that 75 percent is an appropriate percentage in light of the Act’s overarching focus on keeping workers paid and employed. Further, the Administrator and the Secretary believe that applying this threshold to loan forgiveness is consistent with the structure of the Act, which provides a loan amount 75 percent of which is equivalent to eight weeks of payroll (8 weeks / 2.5 months = 56 days / 76 days = 74 percent rounded up to 75 percent). Limiting non-payroll costs to 25 percent of the forgiveness amount will align these elements of the program, and will also help to ensure that the finite appropriations available for PPP loan forgiveness are directed toward payroll protection. SBA will issue additional guidance on loan forgiveness.
4.    DEFAULT:
Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower ’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower ’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender ’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.
5.    LENDER ’S RIGHTS IF THERE IS A DEFAULT:
Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.
6.    LENDER ’S GENERAL POWERS:
Without notice and without Borrower ’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.
Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney ’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.
7.    WHEN FEDERAL LAW APPLIES:
When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.    SUCCESSORS AND ASSIGNS:
Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.
9.    GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender ’s liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.
To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10. STATE-SPECIFIC PROVISIONS:
11. BORROWER ’S NAME(S) AND SIGNATURE(S):
By signing below, each individual or entity becomes obligated under this Note as Borrower.

HVE, Inc.

By Sphere 3D Corp.

By: /s/ Kurt Kalbfleisch